Exhibit 10.23

MARK RETZLOFF

HORIZON ORGANIC HOLDING CORPORATION

Agreement and Release upon Resignation

This Agreement and Release upon Resignation (this “Agreement”) is made as of July 29, 2002, by and between Mark Retzloff (“Retzloff”) and Horizon Organic Holding Corporation (the “Company”), a Colorado corporation.

Recitals

1..                                  Retzloff has this day resigned from the Board of Directors of the Company.At the time of his resignation, there are outstanding certain stock options granted to Retzloff by the Company, some of which have by their terms vested and some of which have not by their terms vested.

2..                                  Retzloff and the Company are also parties to that certain Separation Agreement and Release (the “Separation Agreement”) executed on or about April 5, 2001.

3..                                  The parties desire that the outstanding, unvested options be vested, that the Separation Agreement be acknowledged as continuing in effect, and that they mutually and generally release all claims against one another except as specifically provided herein.

Agreement

Now, therefore, in consideration of the premises and the parties mutual covenants and releases contained herein, the parties agree as follows:

1.                                     Vesting of Options.All stock options heretofore granted to Retzloff by the Company that have not heretofore vested and either been exercised or expired are hereby vested as of the date hereof.Such options shall terminate at the earlier of (a) the dates stated in the grants thereof, respectively, or (b) October 27, 2002.

2.                                     Continuation of Separation Agreement.The Separation Agreement is acknowledged to continue in effect without alteration by this subsequent Agreement and without release or termination by reason of the mutual general releases contained in this Agreement.In the event any provision in this Agreement is inconsistent with any provision of the Separation Agreement, the provision of the Separation Agreement shall control.

3.                                     Releases.

(a)                                (1)                                    As used herein, the term “Claims” with respect to a person includes any and all  claims, damages, losses, costs, expenses (including attorneys’ and other professional and consulting fees), and causes of action of that person and any and all liabilities, debts, and obligations to that person, accruing or claimed to have accrued at any time prior to the date of this Agreement, whether or not that person or any other person knows of or suspects the existence, extent, or amount of any such Claim, whether or not any such Claim is of known or unknown amount or is absolute or contingent, whether or not any such Claim is for negligence or other fault, and whether or not any such Claim relates to Retzloff’s employment by the Company or his service as a member of the board of directors of the Company.

(2)                                  The term “Claims” shall not include any claim, damage, loss, cost, expense, or cause of action of any person, or any liability, debt, or obligation to any person, arising under or with respect to the Separation Agreement, any of the stock option grants referred to in Section 1, or this Agreement.

(3)                                  The term “Claims” also shall not include any claim, damage, loss, cost, expense, or cause of action of Retzloff, or any liability, debt, or obligation of the Company to Retzloff, arising under or with respect to any right Retzloff has to indemnification from the Company or from any of its subsidiaries by reason of his having served as an officer, director, employee, or agent of the Company or any of its subsidiaries, regardless of whether such right to indemnification arises under the Company’s or a subsidiary’s articles of incorporation, bylaws, agreement, or otherwise.

(b)                               Retzloff releases, waives, and discharges the Company and its subsidiaries, and its and its subsidiary’s respective directors, officers, employees, and agents (collectively, the “Retzloff Releasees”) from the Claims he may have against the Retzloff Releasees, or any of them.

(c)                                The Company, for itself and for its subsidiaries, releases, waives, and discharges Retzloff from the Claims the Company or any or all of its subsidiaries may have against Retzloff.Further,     without limiting the foregoing, the Company releases, waives, and discharges Retzloff, Rudi’s Bakery, Inc. (a Colorado corporation) and its subsidiaries, and the directors, officers, employees, and agents of Rudi’s Bakery, Inc. or its subsidiaries, from any claims under Section 3 of the Separation Agreement arising from the hiring of Steve Buszka at Rudi’s Bakery, Inc.

4.                                     Miscellaneous Provisions.

(a)                                This Agreement shall be construed as though prepared by both of the parties.This Agreement, and the performances of the parties hereunder, shall be governed by the laws of the State of Colorado without giving effect to the principles of conflicts of laws that would otherwise provide for the application of the substantive law of another jurisdiction.Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against either party in the courts of the State of Colorado or, if a party has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents for itself and its successors and assigns to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.Process in any action or proceeding referred to in this section may be served on either party anywhere in the world, whether within or without the State of Colorado.

(b)                               This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their heirs, personal representatives, successors, and assigns, but neither party may assign this Agreement or any right or obligation hereunder to any person without the written consent of the other party.No assignment of this Agreement or of any right or obligation hereunder shall relieve the assignor of its obligations hereunder without the written consent of the other party.

(c)                                This Agreement may not be modified except by a writing signed by the party or parties to be burdened by the effects of the modification.Neither party shall be deemed to have waived any right or remedy under or with respect to this Agreement unless such waiver is expressed in a writing signed by such party.No waiver of any right or remedy under or with respect to this Agreement by a party on any occasion or in any circumstance shall be deemed to be a waiver of any other right or remedy on that occasion or in that circumstance nor a waiver of the same or of any other right or remedy on any other occasion or in any other circumstance.

(d)                               In the event a party is in default under this Agreement, it shall be liable to the other party for the reasonable attorney and other professional and witness fees incurred by the other party in pursuing remedies for such default, whether or not any legal or equitable action is commenced.The remedies provided in this Agreement are cumulative, and not exclusive, and are in addition to all remedies otherwise provided by law and equity with respect to any breach of this Agreement..

(e)                                Headings and captions contained in this Agreement are solely for the convenience of the parties and are not to be considered in interpreting or construing this Agreement or the parties’ rights, remedies, and obligations hereunder.The words “herein,” “hereof,” and “hereunder,” when used in this Agreement, refer to this Agreement in its entirety.The word “include” and its derivatives mean by way of example and not by way of exclusion or limitation.Words in the singular include the plural and words in the plural include the singular, according to the requirements of the context.Words importing a gender include all genders.

(f)                                  This Agreement contains the entire agreement of the parties with respect to the matters provided for herein and supersedes all prior agreements, whether oral or written, and all contemporaneous oral agreements with respect to such matters, except that this Agreement does not supersede the Separation Agreement, as to which Separation Agreement the provisions of Section 2 apply.Further, each party waives all claims, whether in tort or otherwise, for prior negligent misrepresentations made by the other party with respect to the matters provided for herein.

(g)                               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute but one and the same instrument.This Agreement shall be effective if each party has executed and delivered at least one counterpart hereof.

In witness whereof, the parties have executed and delivered this Agreement and Release upon Resignation as of the date first stated above.

Horizon Organic Holding Corporation

By:	/s/ Charles F. Marcy
Charles F. Marcy, President

/s/ Mark Retzloff
Mark Retzloff